EXHIBIT 10.1
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
     This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of March 10, 2010, by and among Myriad Pharmaceuticals, Inc., a Delaware corporation (“Parent”), Javelin Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Innovative Drug Delivery Systems, Inc., a Delaware corporation (the “Subsidiary”). The Company and the Subsidiary are sometimes referred to individually as a “Borrower” and collectively as the “Borrowers.”
Recitals
     A. Parent and the Borrowers are parties to that certain Loan and Security Agreement dated as of December 18, 2009 (as may be so amended, restated, or otherwise modified, the “Agreement”), pursuant to which Parent has, among other things, made funds available to the Borrowers in an aggregate principal amount of $6,000,000, which is evidenced by a Secured Promissory Note dated as of December 18, 2009 in the stated principal amount of $6,000,000 (the “Original Note”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings respectively ascribed to them in the Agreement, as amended by this Amendment.
     B. In connection with the Merger Agreement and pursuant to the Agreement, Parent has made loans to the Borrowers in the aggregate principal amount of $6,000,000, upon the terms and subject to the conditions set forth in the Agreement.
     C. The Borrowers have requested and Parent has agreed to provide additional loans to the Borrowers upon the terms and conditions set forth in this Amendment.
     D. The parties therefore desire to amend the Agreement and certain related documents in accordance with the terms of this Amendment.
     NOW, THEREFORE, the parties agree as follows:
     1. Amendments to Agreement.
          1.1 Section 1.
               (a) Section 1 of the Agreement is hereby amended by amending and restating the following defined terms to read in their entirety as follows:

          (i) “‘Maximum Loan Amount’ means $8,500,000; provided, however, that $500,000 of such funds may only be used by the Borrowers for Market Development Initiatives.”
          (b) The following new definitions are hereby added to Section 1 as follows:
          (i) “‘Amendment’ means that certain First Amendment to Loan and Security Agreement dated as of March 10, 2010, by and among Parent and the Borrowers.”
          (ii) “‘Market Development Initiatives’ means commercial initiatives and activities, as set forth on Schedule A hereto, related to Dyloject, the Company’s drug candidate for which a new drug application has been filed with and accepted for formal review by the U.S. Food and Drug Administration. At the Company’s request, Parent will assist the Company in the design, planning, negotiation and implementation of the Market Development Initiatives.”
          (iii) “‘Market Development Initiative Funds’ means the amount of any Loans (as defined below) used for Market Development Initiatives in an amount not to exceed $500,000.”
          (iv) “‘Note’ means collectively, the Original Note and the New Note.”
     1.2 Section 2. Section 2 of the Agreement is hereby amended as follows:
          (a) Section 2.1 of the Agreement is hereby amended and restated to read in its entirety as follows:
           “2.1 Bridge Loans. Subject to the terms and conditions hereinafter set forth, upon written request of the Company given at least three (3) Business Days prior to the date on which the Borrowers seek a loan from Parent, which date shall be specified in such written request, Parent will make loans (each a “Loan” and collectively, the “Loans”) to the Borrowers from time to time in an amount not to exceed $2,000,000 per month; provided, however, that (i) the aggregate original principal of all Loans to be made hereunder shall not exceed the Maximum Loan Amount, (ii) $2,000,000 of the Maximum Loan Amount may not be loaned until after March 31, 2010, and (iii) and no Loans shall be made after April 30, 2010. Notwithstanding, anything contained herein to the contrary, Loans used for Market Development Initiatives shall be available to Borrowers, subject to the terms and conditions set forth herein, immediately following the date of this Amendment until the earlier of (a) the date of termination of the Merger Agreement and (b) April 30, 2010.”
          (b) Section 2.2 of the Agreement is hereby amended and restated to read in its entirety as follows:
          “2.2 Note. The Loans shall be evidenced by the Original Note and that certain Secured Promissory Note dated of even date herewith made by Borrowers and payable to the order of the Parent in the maximum, principal amount of $2,500,000, in the form attached hereto as Exhibit B (the “New Note”). Each Borrower hereby irrevocably authorizes Parent to make or cause to be made, on a schedule attached to the Original Note or the New Note, as applicable, or on the books of Parent, at or following the time of making each loan and of receiving any payment of principal balance of the Loans the designation of the amount of such Loan and payment. The amount so noted shall constitute prima facie evidence as to the amount owed by the Borrowers with respect to the principal amount of the Loans. Failure of Parent to make any such notation shall not, however, affect any obligation of the Borrowers or any right of Parent hereunder or under the Note.”
               (c) Section 2.4 of the Agreement is hereby amended and restated to read in its entirety as follows:
               “2.4 Payment of Principal and Interest. The principal amount of the Loans (other than the Market Development Initiative Funds, including any interest thereon), all accrued interest thereon and all other amounts due under this Agreement and the other Note Documents shall be repaid in full on the first to occur of (a) the Closing Date, (b) if the Merger Agreement is terminated pursuant to Section 10.01(h) or Section 10.01(i) thereof, two (2) Business Days following the Termination Date, provided, however, that if a Termination Fee and/or Parent Stipulated Expenses shall be payable under Section 10.03(b) of the Merger Agreement within 90 days of termination of the Merger Agreement, then the two (2) Business Days referred to in this clause (b) shall be extended to ninety (90) days following the Termination Date, (c) if the Merger Agreement is terminated pursuant to any other subsection of Section 10.01 thereof (other than Sections 10.01(h) or 10.01(i)), ninety (90) days following the Termination Date or (d) acceleration as provided in Section 8.1 below. The principal amount of the Loans relating to the Market Development Market Development Initiative Funds, including any interest thereon, shall be repaid in full if the Merger Agreement is terminated pursuant to Section 10.01(h)(iii), Section 10.01(h)(v) or Section 10.01(i) thereof and otherwise the Borrowers shall have no obligation to repay the Loans relating to the Market Development Initiative Funds or any interest or other amounts owed thereon. The Borrowers may, at any time and from time to time, prepay the Loans in whole or in part without premium or penalty upon at least three (3) Business Days’ prior written notice to the Parent.”
               (d) Section 2.5 of the Agreement is hereby amended by adding the language “(other than any Loans relating to the Market Development Initiative Funds and any interest thereon unless the Merger Agreement is terminated pursuant to Section 10.01(h)(iii), Section 10.01(h)(v) or Section 10.01(i) thereof)” after the word “Loans”.
          1.3 Exhibit C. The Form of Advance Certificate is hereby amended and restated to read in its entirety as set forth on Exhibit C hereto.
     2. Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Parent may now have or may have in the future under or in connection with the Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Agreement shall continue in full force and effect and is hereby ratified and confirmed.
     3. Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent:
          (a) Parent shall have received this Amendment, fully executed by each Borrower;
          (b) The Company shall have received this Amendment, fully executed by Parent; and
          (c) The Borrowers shall have duly executed and delivered the New Note to Parent.
     4. General Provisions.
          4.1 Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
          4.2 Headings. The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as a sealed instrument as of the date first above written.

Witnessed by:
MYRIAD PHARMACEUTICALS, INC.

/s/ Andrew Gibbs	By:	/s/ Adrian N. Hobden

Name: Andrew Gibbs		Name: Adrian N. Hobden
Title: President and Chief Executive Officer

Witnessed by:
JAVELIN PHARMACEUTICALS, INC.

/s/ Frederick E. Pierce, II	By:	/s/ Martin J. Driscoll

Name: Frederick E. Pierce, II		Name: Martin J. Driscoll
Title: Chief Executive Officer

Witnessed by:	INNOVATIVE DRUG DELIVERY SYSTEMS, INC.

/s/ Frederick E. Pierce, II	By:	/s/ Martin J. Driscoll

Name: Frederick E. Pierce, II		Name: Martin J. Driscoll
Title: President and Chief Executive Officer

EXHIBIT B
FORM OF SECURED PROMISSORY NOTE

$2,500,000	March 10, 2010
     FOR VALUE RECEIVED, the undersigned Javelin Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Innovative Drug Delivery Systems, Inc., a Delaware corporation (the “Subsidiary”) (the Company and the Subsidiary collectively, the “Borrowers”) hereby promise to pay to Myriad Pharmaceuticals, Inc. or its registered assigns (the “Holder”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of $2,500,000 or such amount as is advanced from time to time by the Holder to the Borrowers under that certain Loan and Security Agreement, dated as of December 18, 2009, as amended on March 10, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing and in effect from time to time, the “Agreement”), among the Borrowers and the Holder. Capitalized terms used herein without definition shall have the respective meanings provided therefor in the Agreement.
     The Company promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rate and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Holder in Dollars in immediately available funds.
     This Secured Promissory Note is the New Note referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement and subject to the terms thereof.
     The Borrowers hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note. Each Borrower’s obligation hereunder is joint and several as provided in the Agreement.
     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE.

Witnessed:	JAVELIN PHARMACEUTICALS, INC.

By:

Name:		Name: Martin J. Driscoll
Title: Chief Executive Officer

Witnessed:	INNOVATIVE DRUG DELIVERY SYSTEMS, INC.

By:

Name:		Name: Martin J. Driscoll
Title:

EXHIBIT C
FORM OF ADVANCE CERTIFICATE
     Reference is hereby made to that certain Loan and Security Agreement dated as of December 18, 2009, as amended on March 10, 2010, by and among Myriad Pharmaceuticals, Inc., Javelin Pharmaceuticals, Inc. and Innovative Drug Delivery Systems, Inc. (the “Loan Agreement”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings respectively ascribed to them in the Loan Agreement. Pursuant to the Loan Agreement, the undersigned hereby state as follows:
     1. The Borrowers request that a Loan in the amount of $                 be made to the Borrowers on                     . The Borrowers certify that attached hereto as Exhibit A is a reasonably detailed summary of the Borrowers’ intended use of the proceeds of the Loan.
     2. The Borrowers hereby represent and warrant as of the date of this Advance Certificate, which statements are and shall be correct and complete as of the date hereof and on the date the Loan is made after giving effect to such Loan:
          (a) the Merger Agreement has not been terminated for any reason;
          (b) all statements, representations and warranties of the Borrowers made in the Loan Agreement are correct and complete in all material respects; provided, however, that such materiality qualifier shall not apply to any statements, representations and warranties in the Loan Agreement that are already qualified by materiality;
          (c) each Borrower is in full compliance with all of the provisions of the Note Documents;
          (d) the Company has not have received a Company Acquisition Proposal (that was not solicited in violation of Section 8.03(a) of the Merger Agreement) following which Parent has requested that the Company Board reaffirm its approval and recommendation of the Merger and the Merger Agreement; and
          (e) no Event of Default under Section 7.3 of the Loan Agreement has occurred.
     Executed as a sealed instrument as of                               .

JAVELIN PHARMACEUTICALS, INC.
By:
Name:
Title:

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
By:
Name:
Title:

SCHEDULE A
Market Development Initiatives
“Commercial Initiatives” shall include the following commercial initiatives and activities:
•	planning, preparation, sponsorship and implementation of continuing medical education programs;

•	planning, preparation, sponsorship and implementation of an anesthesiology medical advisory board meeting and a pharmacy advisory board meeting; and

•	selection and engagement of qualified professional services or consultants to engage in activities related to:
•	market research;

•	sales force planning and training support;

•	ad agency search and selection;

•	national accounts support;

•	supply chain and 3rd party logistics planning;

•	manufacturing site audits; and

•	medical affairs.